UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2019

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SKIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 20, 2019 (the “Signing Date”), Peak Resorts, Inc., a Missouri corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes stated in Section 9.14 of the Merger Agreement, Vail Resorts, Inc., a Delaware corporation, relating to the proposed acquisition of the Company by Parent.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and, at the effective time of the Merger (the “Effective Time”): (i) each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined in the Merger Agreement), will cease to be outstanding and will be converted into the right to receive $11.00 in cash, without interest (the “Common Merger Consideration”); (ii) each share of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), that is outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (a) $1,748.81; plus (b) the aggregate amount of all accrued and unpaid dividends on the applicable issuance of Series A Preferred Stock as of the Effective Time, in cash without interest.

Pursuant to the Merger Agreement, at the Effective Time: (i) each restricted stock unit (“RSU”) that was granted pursuant to the Company’s 2014 Equity Incentive Plan, as amended from time to time (the “Equity Incentive Plan”), that remains outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to the (a) Common Merger Consideration, multiplied by (b) number of RSUs held by such holder, less withholdings for any applicable taxes; and (ii) each warrant to purchase shares of Common Stock that is issued and outstanding immediately prior to the Effective Time (collectively, the “Warrants”), will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of Common Stock in respect of such Warrant; multiplied by (b) the excess of the Common Merger Consideration over the per share exercise price under such Warrant.

The board of directors of the Company (the “Board”) approved, and declared, the Merger Agreement and the transactions contemplated thereby, including the Merger, to be fair to, advisable and in the best interests of the Company and the Company’s shareholders. Shareholders of the Company will be asked to vote on the approval of the Merger Agreement at a special shareholders meeting that will be held on a date to be announced (the “Special Meeting”). The closing of the Merger is subject to, among other conditions, the approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting voting together as a single class on an as-converted basis (the “Company Shareholder Approval”). Consummation of the Merger is not subject to a financing condition.

In addition to the Company Shareholder Approval condition, consummation of the Merger is also subject to various customary conditions, including, but not limited to, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and that the Company or its subsidiaries shall have, if necessary, obtained any consent, transfer, renewal, issuance or reissuance with respect to the Company’s United States Forest Service permits.

The Company is subject to customary restrictions on its ability to solicit, initiate, facilitate or encourage Alternative Proposals (as defined in the Merger Agreement) from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals, with customary exceptions regarding the Board’s fiduciary duties under applicable law. The Board has agreed to recommend that the Company’s shareholders vote to adopt and approve the Merger Agreement, the Merger and the other transactions contemplated thereby, subject to certain customary exceptions regarding the Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $9.22 million (the “Termination Fee”). If the Merger Agreement is terminated by Parent or the Company following the failure to obtain the Company Shareholder Approval at the Special Meeting absent a pending Alternative Proposal, then the Company must reimburse Parent all of its fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $3.0 million in the aggregate. In addition, subject to certain exceptions and limitations set forth in the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not consummated by January 21, 2020 (the “End Date”), subject to the ability of either party to twice extend the End Date for an additional 90 days each time, in certain circumstances. Subject to certain conditions and limitations set forth in the Merger Agreement, upon the termination of the Merger Agreement by the Parent or Company, the Merger Agreement also provides for the payment by the Company to Parent of the Termination Fee if the Company consummates a transaction with respect to an Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to such Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the Signing Date and the Effective Time, (2) not to engage in certain types of transactions during this period unless agreed to in writing by Parent, (3) to convene and hold the Special Meeting for the purpose of obtaining the Company Shareholder Approval, (4) subject to certain conditions, not to withhold, withdraw, amend or modify in a manner adverse to Parent or Merger Sub, the recommendation of the Board that the Company’s shareholders approve the adoption of the Merger Agreement, and (5) to take any and all action needed to obtain any required antitrust approval for the Merger.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

On the Signing Date, concurrently with the execution of the Merger Agreement, Cap 1 LLC, an affiliate of a member of the Board (“Cap 1”), Richard S. Sackler, M.D. (“RS”), the Richard and Beth Sackler Foundation, Inc. (the “Foundation”), David Sackler (“DS”), Timothy D. Boyd, the Company’s Chief Executive Officer, President, Chairman of the Board (“TB”), the Timothy D. Boyd Revocable Trust U/A 8/27/1996, for which Mr. Boyd is the trustee (the “TB Trust”), the Timothy D. Boyd 2011 Family Trust U/A 1/28/2011, for which Melissa K. Boyd, Mr. Boyd’s spouse, is the trustee (the “TB Family Trust”), the Melissa K. Boyd Revocable Trust U/A 8/27/1996, for which Ms. Boyd is the trustee (the “MB Trust”), and Jesse Boyd and Jessica Boyd JTWROS, Mr. Boyd’s son and daughter in law (“JB” and, together with Cap 1, RS, the Foundation, DS, TB, the TB Trust, the TB Family Trust and the MB Trust, the “Supporting Shareholders” and, each, a “Supporting Shareholder”), collectively, the Company’s largest shareholders, entered into Voting and Support Agreements (each, a “Support Agreement” and, collectively, the “Support Agreements”) with Parent.

Pursuant to the Support Agreements, each Supporting Shareholder agreed to, prior to the Expiration Date (as defined below) (i) vote (a) all shares of capital stock of the Company owned, beneficially or of record, by such Supporting Shareholder as of the Signing Date, and (b) all additional shares of capital stock of the Company acquired by the Supporting Shareholder, beneficially or of record, including by way of converting any convertible securities, during the period commencing with the execution and delivery of such Support Agreement and expiring on the Expiration Date, among other things, (1) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (2) against the approval or adoption of any Alternative Proposal or any other proposal made in opposition to, or in competition with, the Proposed Transaction, and (3) against any Alternative Proposal or any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction, and (ii) not approve any Alternative Transaction (as defined in the Support Agreements) by written consent. Notwithstanding the foregoing, the Supporting Shareholders entered into the Support Agreements solely in their capacities as beneficial or record owners, and nothing therein limits or affects the actions taken by any director or officer of the Company affiliated with the Supporting Shareholder solely in his capacity as a director or officer of the Company in the exercise of his fiduciary duties as a director or officer of the Company.

The shares covered by the Support Agreements constitute approximately 45% of the issued and outstanding shares of Common Stock entitled to notice of, and to vote at, the Special Meeting, as of the date hereof, assuming the conversion of the Series A Preferred Stock, as of the date hereof.

The Support Agreements will terminate upon the earliest of (the “Expiration Date”): (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VIII thereof; (ii) the Effective Time; (iii) the date of any amendment, modification or supplement to the Merger Agreement that decreases the amount, or changes the form, of Merger Consideration (as defined in the Merger Agreement) payable to such Supporting Shareholder; (iv) the date upon which Parent and the Supporting Shareholder agree to terminate such Support Agreement in writing; and (v) the date upon which the Board or any committee thereof makes a Company Adverse Recommendation Change (as defined in the Merger Agreement).

The Company, Snow Time Acquisition, Inc., a direct, wholly-owned subsidiary of the Company, and certain of its subsidiaries listed on the signature pages to the Cap 1 Support Agreement as “Subsidiary Guarantors” are also party to the Cap 1 Support Agreement. In addition to the provisions set forth in the other Support Agreements, the Cap 1 Support Agreement provides for, among other things, the consent of Cap 1, in its capacity as lender with respect to certain of the Company’s indebtedness, to the Merger.

The foregoing summary of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, as applicable, the full text of each of the (i) Support Agreement between Parent and Cap 1, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, (ii) Support Agreement between Parent and RS, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, (iii) Support Agreement between Parent and the Foundation, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, (iv) Support Agreement between Parent and DS, which is attached as Exhibit 10.4 to this Current Report on Form 8-K, (v) Support Agreement between Parent and TB, which is attached as Exhibit 10.5 to this Current Report on Form 8-K, (vi) Support Agreement between Parent and the TB Trust, which is attached as Exhibit 10.6 to this Current Report on Form 8-K, (vii) Support Agreement between Parent and the TB Family Trust, which is attached as Exhibit 10.7 to this Current Report on Form 8-K, (viii) Support Agreement between Parent and the MB Trust, which is attached as Exhibit 10.8 to this Current Report on Form 8-K, and (ix) Support Agreement between Parent and JB, which is attached as Exhibit 10.9 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger and in accordance with the Board’s authority under the Equity Incentive Plan, the Board approved the acceleration of the vesting immediately prior to the Effective Time of each RSU that was granted pursuant to the Equity Incentive Plan that remains outstanding and unvested immediately prior to the Effective Time, including certain RSUs held by the members of the Board and the Company’s executive officers, including the Company’s named executive officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2019, the Board approved an amendment (the “By-laws Amendment”) to the Company’s Amended and Restated By-laws (as amended to date, the “By-laws”), effective July 19, 2019, to add an exclusive forum provision as a new Article 11 of the By-laws.

The By-laws Amendment provides at Section 11.1 of the By-laws that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court of St. Louis County, Missouri (21st Judicial Circuit) or if it has or can acquire jurisdiction, the United States District Court for the Eastern District of Missouri, Eastern Division shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or shareholder of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the General and Business Corporation Law of the State of Missouri (the “MGBCL”), the Company’s articles of incorporation or the By-laws or as to which the MGBCL confers jurisdiction on the Circuit Court of St. Louis County, Missouri (21st Judicial Circuit) or if it has or can acquire jurisdiction, the United States District Court for the Eastern District of Missouri, Eastern Division, or (d) any action asserting a claim governed by the internal affairs doctrine.

In addition, the By-laws Amendment provides at Section 11.2 of the By-laws that, if any action or proceeding the subject matter of which is within the scope of Section 11.1 of the By-laws is filed in a court other than a court located in the Circuit Court of St. Louis County, Missouri (21st Judicial Circuit) or if it has or can acquire jurisdiction, the United States District Court for the Eastern District of Missouri, Eastern Division (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (a) the personal jurisdiction of the Circuit Court of St. Louis County, Missouri (21st Judicial Circuit) or if it has or can acquire jurisdiction, the United States District Court for the Eastern District of Missouri, Eastern Division in connection with any action brought in any such court to enforce Section 11.1 of the By-laws (an “FSC Enforcement Action”) and (b) having service of process made upon such shareholder in any such FSC Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

The foregoing summary of the By-laws Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the By-laws Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On July 22, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also, on July 22, 2019, the Company issued a communication to its employees and volunteers concerning the Merger Agreement and the proposed Merger. A copy of that communication is filed as Exhibit 99.2 to this this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of July 20, 2019, by and among Vail Holdings, Inc., VRAD Holdings, Inc., Peak Resorts, Inc. and, solely for the purposes stated in Section 9.14, Vail Resorts, Inc.
3.1	Amendment to Amended and Restated By-laws of Peak Resorts, Inc.
10.1	Voting, Support and Consent Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc., Cap 1, LLC, Peak Resorts, Inc., Snow Time Acquisition, Inc. and the subsidiary guarantors listed on the signature pages thereto.

10.2	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and Richard S. Sackler, M.D.
10.3	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and the Richard and Beth Sackler Foundation, Inc.
10.4	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and David Sackler.
10.5	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and Timothy D. Boyd.
10.6	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and the Timothy D. Boyd Revocable Trust U/A 8/27/1996.
10.7	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and the Timothy D. Boyd 2011 Family Trust U/A 1/28/2011.
10.8	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and the Melissa K. Boyd Revocable Trust U/A 8/27/1996.
10.9	Voting and Support Agreement, dated as of July 20, 2019, by and among Vail Holdings, Inc. and Jesse Boyd and Jessica Boyd JTWROS.
99.1	Press Release, dated July 22, 2019.
99.2	Letter to Employees & Volunteers, dated July 22, 2019.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.peakresorts.com or by directing a request by mail or telephone to: Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025, Attention: Corporate Secretary, (636) 938-7474.

Participants in the Solicitation

The Company, Vail Resorts and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Vail Resorts and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2018 annual meeting of shareholders, as filed with the SEC on August 28, 2018. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the Merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Merger on the terms described above or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain Company shareholder approval or the failure to satisfy the closing conditions, (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed Merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the Merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the Merger, including the timing of the consummation of the Merger, (8) the outcome of any legal proceeding relating to the Merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, and (10) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of its common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2019
PEAK RESORTS, INC.
(Registrant)
	By:	/s/ Christopher J. Bub
	Name:	Christopher J. Bub
	Title:	Chief Financial Officer